Exhibit 99.1 NEWS RELEASE MICROCHIP CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES ACQUISITION
OF SILICON STORAGE TECHNOLOGY, INC.

CHANDLER, Arizona – February 3, 2010 – (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontrollers and analog semiconductors, announced today that that it has signed a definitive agreement to acquire Silicon Storage Technology, Inc. (Nasdaq: SSTI) for $2.85 per share in cash.  The $2.85 per share represents an approximate 35.7% premium to the amount that the holders of SST common stock would have received under the previously announced merger agreement between SST and Technology Resources Holdings, Inc., and an approximate 53.2% premium to the closing price per share of SST’s stock on November 12, 2009, the last day of trading prior to the announcement of the execution of the definitive merger agreement with Technology Resources Holdings, Inc.  As separately announced today by SST, SST has terminated its previously announced merger agreement prior to entering into the definitive agreement with Microchip.

The acquisition has been approved by the Boards of Directors of each company and is expected to close in the second quarter of calendar 2010, subject to approval by SST’s stockholders and other customary closing conditions.

“SST’s Superflash® technology and extensive patent portfolio are critical building blocks for advanced microcontrollers,” said Steve Sanghi, President and CEO.  “This acquisition enables Microchip to gain earlier access to SST’s advanced technologies, as well as the ability to customize technology variants that can give us an advantage over competing technologies.”

“We believe this is an attractive transaction for SST’s stockholders, as it presents a significant premium to the prior transaction and requires no external financing,” continued Mr. Sanghi.  “We look forward to completing this transaction early in the second calendar quarter of 2010.”

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Conference Call Information:

Microchip will host a conference call today, February 3, 2010 at 10:00 a.m. (Eastern Time) to discuss this release and its financial results for the third fiscal quarter ended December 31, 2009. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 10, 2010.

A telephonic replay of the conference call will be available at approximately 1:00 p.m. (Eastern Time) on February 3, 2010 and will remain available until 5:00 p.m. (Eastern Time) on February 10, 2010. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 2375453.

Cautionary Statement:

The statements in this release relating to the ability to customize technology variants that can give us an advantage over competing technologies and completing this transaction early in the second calendar quarter of 2010 are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: the actual timing of the closing of the SST acquisition, the satisfaction of the conditions to closing in the SST acquisition agreement, any termination of the SST acquisition agreement, changes in demand or market acceptance of SST’s products and technology and the products and technology needs of its customers, changes in demand or market acceptance of our products and the products of our customers; competitive developments including changes in microcontroller technologies; the costs and outcome of any current or future tax audit or any litigation involving our or SST’s intellectual property, customers or other issues; disruptions due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the filings of Microchip on Forms 10-K and 10-Q. You can obtain copies of Microchip’s Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

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Stockholders are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip undertakes no obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 3, 2010 press release, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

Silicon Storage Technology, Inc. intends to file a proxy statement in connection with the acquisition transaction.  Investors and security holders are urged to read the proxy statement when it becomes available because its will contain important information about the transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov.

Microchip, SST and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SST in connection with the acquisition transaction.  Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above.  Additional information regarding the directors and executive officers of Microchip is also included in Microchip's proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 10, 2009.  Additional information regarding the directors and executive officers of SST is also included in SST’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2009.  These documents are available free of charge at the SEC's web site at www.sec.gov and as described above.

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About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip website at www.microchip.com.

About Silicon Storage Technology, Inc.:

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets.  Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products.  The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark EMBFLASHSM.  SST's non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules.  Further information on SST can be found on the company's website at http://www.sst.com.

The Microchip logo and name are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries.  The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc.  EMBFLASH is a service mark and/or trademark of TSMC.  All other trademarks mentioned herein are the property of their respective companies.

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